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                                 AMENDMENT NO. 5

                          Dated as of January 15, 1999

         This AMENDMENT among U.S. HOMECARE CORPORATION AND ITS SUBSIDIARIES LISTED IN ANNEX 1 HERETO (collectively, the "Borrowers" and each, individually, a "Borrower") and FLEET NATIONAL BANK (successor by merger to Fleet Bank, National Association)(the "Bank").

         PRELIMINARY STATEMENT.

         A. The Borrowers and the Bank have entered into a Credit Agreement dated as of October 6, 1995, as amended by Amendment No. 1 dated as of November 14, 1996, Amendment No. 2 dated as of March 25, 1997, Amendment No. 3 dated as of December 24, 1997, and Amendment No. 4 dated as of March 26, 1998 (said Credit Agreement, as so amended, being hereinafter referred to as the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

         B. Pursuant to the Credit Agreement, the Borrowers are indebted to the Bank under the Note in the aggregate principal amount of $3,000,000 as of the date hereof (the "Indebtedness"), which Indebtedness is owed by the Borrowers to the Bank without offset, defense or counterclaim of any kind, nature or description. As security for such Indebtedness, the Borrowers have heretofore granted to the Bank a second priority security interest in all the Borrowers' assets (excluding certain health care receivables as more fully set forth in the Security Agreement), whether now owed or hereafter acquired, wherever located of any kind, nature or description, tangible or intangible, including without limitation, the Borrowers' accounts receivable, inventory, equipment, and general intangibles, and such security interests and liens granted by the Borrowers to the Bank are hereby reacknowledged and confirmed by the Borrowers.

         C. The Borrowers and the Bank each hereby acknowledge that the Borrowers have failed to comply with the covenants contained in Sections 7.1 and
7.3 of the Credit Agreement for the months of October, November and December of 1998. As a result of such noncompliance, Events of Default have occurred and are continuing under Section 8.1(c) of the Credit Agreement (the "Subject Events of Default"). The Borrowers have requested that the Bank forbear, from January 15, 1999 through February 15, 1999, from exercising their available rights and remedies solely in connection with the Subject Events of Default.

         D. The Borrowers and the Bank have agreed to amend the Credit Agreement as hereinafter set forth.
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                SECTION   Amendments.

(a) The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

                           The following definition contained in Section 1.1 of
                  the Credit Agreement is amended and restated in full to read as follows:

                           "Termination Date" means (i) February 16, 1999 or
                  such later date that is set forth in any extension letter from the Bank to the Borrowers from time to time; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day, or (ii) the earlier date of termination in whole of the Commitments pursuant to Section
                  2.6 or Section 8.2, or otherwise.

(a) The Note is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

(b) The following definition contained in Section 1(ix) of the Note is amended and restated in full to read as follows:

(c)               (ix) "Termination Date" means February 16, 1999.

                  SECTION Forbearance and Extensions.

(a) From January 15, 1999 until and including February 15, 1999, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Bank hereby agrees to forbear from pursuing its available rights and remedies solely in connection with the Subject Events of Default, except that the Bank may, in its sole discretion, refuse to make any additional Loan or Loans during such period.

(b) In accordance with the Letter Waiver by and among the Borrowers and the Bank dated November 13, 1998 (the "Letter Waiver"), the Borrowers were to provide the Bank and the Guarantor, (i) not later than December 1, 1998, with management-prepared 1999 projected financial statements (the "Projections"), and
(ii) not later than December 15, 1998, with a written report from M.R. Weiser, certified public accountants (the "Accountants"), detailing the results of their review of the Projections. The Bank did not receive such Projections until on or about December 15, 1998, and the Bank has not yet received the report from the Accountants. The Bank reserves its rights and remedies with respect to the failure of the Borrowers to comply with the foregoing terms of the Letter Waiver, and nothing contained herein shall constitute a waiver by the Bank of such rights and remedies.

(c) Nothing contained herein shall prejudice any rights or remedies the Bank may have to exercise its rights and remedies with respect to the Subject Events of Default after February 15, 1999, or, on any future date, to declare the Borrowers to be out of compliance with
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any term or provision of the Credit Agreement, for any reason other than the
Subject Events of Default, or prevent the Bank now or hereafter from pursuing any of their available remedies in connection with any Default or Event of Default under the Credit Agreement, other than the Subject Events of Default.

                  SECTION Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrowers and the Bank and the consent hereto executed by the Guarantor, except that Section 1 hereof shall become effective when, and only when, the Bank shall have additionally received (i) true photocopies of the executed originals of an Amendment No. 6 to Receivables Purchase and Servicing Agreement extending the maturity date of the Purchase Agreement to February 4, 1999 and in form and substance satisfactory to the Bank and the Guarantor, (ii) true photocopies of the executed originals of all waivers and amendments with respect to the Senior Debt (as defined in the Intercreditor Agreement) concerning the matters covered by this Amendment, which shall include an amendment to the Senior Debt documents extending the maturity date thereof to February 4, 1999 and (iii) a fully executed amendment to the Guarantee extending the termination date thereof to a date no earlier than March 1, 1999.

                  SECTION Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

(a) Such Borrower is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

(b) The execution, delivery and performance by such Borrower of this Amendment and the Facility Documents, as amended hereby, to which it is or is to be a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower's charter or by-laws, (ii) any contractual restriction binding on or affecting such Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Borrower, or (iii) to the best of such Borrower's knowledge, any law.

(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Amendment or any of the Facility Documents, as amended hereby, to which it is or is to be a party.

(d) This Amendment and each of the other Facility Documents as amended hereby, to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

(e) To the best of such Borrower's knowledge, the Security Agreement constitutes valid and perfected second priority security interests and liens in and to the Collateral covered
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thereby enforceable against all third parties in all jurisdictions and secure the payment of all obligations of such Borrower under the Facility Documents, as amended hereby, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid security interests and liens of such Security Agreement.

(f) Except as set forth on Schedule 4(f), there is no pending or threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of such Borrower or any Subsidiary or which purport to affect the legality, validity or enforceability of this Amendment or any of the other Facility Documents, as amended hereby.

(g) After giving effect to the terms of the Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

                  SECTION   Reference to and Effect on the Facility Documents.

(a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Facility Documents to the Credit Agreement or any other Facility Document, shall mean and be a reference to the Credit Agreement or such other Facility Document as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Pledge Agreements and all of the Pledged Collateral described therein, and the Security Agreement and all of the Collateral described therein, do and shall continue to secure the payment of all Obligations (as defined in the Pledge Agreement and the Security Agreement respectively), in each case as amended hereby.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank or the Guarantor under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

(d) The Bank is under no obligation to enter into this Amendment. The Bank's entering into this Amendment shall not be deemed to limit or hinder any rights of the Bank or the Guarantor under the Credit Agreement, nor shall it be deemed to create or infer a course of dealing between the Bank and the Parent or any of the other Borrowers with regard to any provision of the Credit Agreement.

                  SECTION Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Bank and the Guarantor in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-
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of-pocket expenses of counsel for the Bank and the Guarantor with respect thereto and with respect to advising the Bank and the Guarantor as to their rights and responsibilities hereunder and thereunder. The Borrowers further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section. In addition, the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank and the Guarantor harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  SECTION Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  SECTION Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written..

                                        Borrowers:

                                        U.S. HOMECARE CORPORATION AND ITS
                                        SUBSIDIARIES LISTED ON ANNEX 1 HERETO

                                        By:
                                        Name:

                                             Vice President of each of the above
                                             corporations

                                        Bank:

                                        FLEET NATIONAL BANK (successor by merger to Fleet Bank, National Association)

                                        By:

                                             Christopher R. Zell
                                             Vice President
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                              CONSENT OF GUARANTOR

The Guarantor hereby consents to the execution of the foregoing Amendment by the Bank and to the terms and conditions contained therein.

         CONNECTICUT DEVELOPMENT AUTHORITY

         By
              Its
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                                     ANNEX 1

U.S. HOMECARE CORPORATION, AFFILIATED HOME CARE OF WESTCHESTER, INC., U.S. HOMECARE CORPORATION OF NORTHERN WESTCHESTER, U.S. HOMECARE CORPORATION OF MANHATTAN, U.S. HOMECARE CORPORATION OF THE BRONX, U.S. HOMECARE CERTIFIED CORPORATION OF NEW YORK, U.S. HOMECARE CORPORATION OF ALBANY, U.S. HOMECARE INFUSION THERAPY SERVICES CORPORATION OF NEW JERSEY, U.S. HOMECARE CORPORATION OF CONNECTICUT, U.S. HOMECARE CERTIFIED CORPORATION OF CONNECTICUT, U.S. HOMECARE CORPORATION OF PENNSYLVANIA, U.S. HOMECARE CERTIFIED CORPORATION OF PENNSYLVANIA, U.S. HOMECARE INFUSION THERAPY PRODUCTS CORPORATION